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                                                                     EXHIBIT 2.2




                               MESSAGEMEDIA, INC.





                             NOTE PURCHASE AGREEMENT





                                OCTOBER 10, 2001









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                                TABLE OF CONTENTS

                                                                                                   Page
1.       Purchase and Sale of Notes..................................................................1
         1.1.     Sale and Issuance of Notes.........................................................1
         1.2.     Closing............................................................................2
         1.3.     Additional Loan....................................................................2
2.       Representations and Warranties of Lender....................................................2
         2.1.     Purchase Entirely for Own Account..................................................2
         2.2.     Disclosure of Information..........................................................2
         2.3.     Investment Experience..............................................................2
         2.4.     Accredited Investor................................................................3
         2.5.     Restricted Securities..............................................................3
3.       Conditions to Lender's Obligations on the Additional Loan Date..............................3
4.       Conditions of Company's Obligations at the Initial Closing and the Additional Loan Date.....3
         4.1.     Representations and Warranties.....................................................3
         4.2.     Payment of Purchase Price..........................................................3
5.       Miscellaneous...............................................................................3
         5.1.     Successors and Assigns.............................................................3
         5.2.     Governing Law......................................................................4
         5.3.     Counterparts.......................................................................4
         5.4.     Titles and Subtitles...............................................................4
         5.5.     Notices............................................................................4
         5.6.     Entire Agreement...................................................................5
         5.7.     Amendment and Waiver...............................................................5
         5.8.     Severability.......................................................................5

         Exhibit A  -  Form of Promissory Note
         Exhibit B     Form of Escrow Agreement

                                       i

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                             NOTE PURCHASE AGREEMENT

     THIS NOTE PURCHASE AGREEMENT (this "AGREEMENT") is made as of October 10, 2001, by and between MessageMedia, Inc., a Delaware corporation ("COMPANY"), and DoubleClick Inc., a Delaware corporation ("LENDER"). Terms used but not defined herein shall have the meaning assigned to such terms in the Merger Agreement described below.

     WHEREAS, Company and Lender have entered into an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of the date hereof, by and between Company and Lender (the "MERGER AGREEMENT"); and

     WHEREAS, prior to the Effective Time, Company and Lender wish to have Lender provide funding to Company, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Purchase and Sale of Notes.

     1.1. Sale and Issuance of Notes.

         (a) On the terms and subject to the conditions of this Agreement (including, but not limited to, the conditions set forth in Section 3 and Section 4 below), Lender agrees to purchase, and Company agrees to sell and issue to Lender (i) on October 29, 2001, a promissory note in the form attached hereto as Exhibit A (a "NOTE") in the principal amount of $1,000,000 (the "INITIAL PRINCIPAL AMOUNT"), and (ii) on the Additional Loan Date (as defined in
Section 1.3 below), a Note in the principal amount of $500,000 (the "ADDITIONAL PRINCIPAL AMOUNT").

         (b) The Notes become automatically due and payable on the earlier of
(i) the date that is six (6) months after the date hereof, or (ii) immediately upon the occurrence of any of the events set forth in Section 9.01(d) of the Merger Agreement or upon execution of a definitive agreement by the Company with respect to any Company Competing Transaction after termination of the Merger Agreement within six months after the date hereof (the earliest to occur of such dates, the "MATURITY DATE").

         (c) In the event and on each occasion that Company or any subsidiary of Company receives proceeds equal to or in excess of $5,000,000 (whether or not such proceeds are received in one or a series of transactions) from any equity or debt financings (the "PREPAYMENT PROCEEDS"), Company shall, within three (3) Business Days after such proceeds are received, prepay in full the outstanding Notes, including interest accrued thereon. In the



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event of such prepayment Company shall prepay the Notes in the order in which they were issued.

     1.2. Closing. The closing of the purchase and sale of any Note to Lender hereunder (a "CLOSING") shall take place at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019. The Closing of the Note in the Initial Principal Amount (the "INITIAL CLOSING") shall be at 1:00 p.m. on October 29, 2001, or at such other time and place as Company and Lender mutually agree upon orally or in writing (the "CLOSING DATE"). At the Initial Closing, Company shall deliver to Lender a Note representing the Initial Principal Amount and the Initial Principal Amount shall be delivered to Company upon compliance with the terms of the Escrow Agreement (as defined below). It is understood and agreed that, in connection with the execution and delivery of this Agreement, Company and Lender will enter into an escrow agreement, substantially in the form attached hereto as Exhibit B (the "ESCROW AGREEMENT"), with First Union National Bank, as escrow agent ("ESCROW AGENT"), pursuant to which Lender will deposit with Escrow Agent the Initial Principal Amount and the Additional Principal Amount on the date hereof.

     1.3. Additional Loan. In the event the Securities and Exchange Commission ("SEC") has not declared effective the Registration Statement on or before November 12, 2001 and there are no outstanding comments from the SEC that relate to Company, on November 12, 2001 (the "ADDITIONAL LOAN DATE"), Company shall issue a Note representing the Additional Principal Amount and the Additional Principal Amount shall be delivered to Company upon compliance with the terms of the Escrow Agreement.

     2. Representations and Warranties of Lender.

     Lender hereby represents and warrants to Company that:

     2.1. Purchase Entirely for Own Account. The Notes will be acquired for investment for Lender's own account, not as a nominee or agent, and not with a present view to the resale or distribution of any part thereof. By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person, with respect to any of the Notes.

     2.2. Disclosure of Information. Lender represents that it has had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of the offering of the Notes. The foregoing, however, does not limit or modify the representations and warranties of Company in Article IV of the Merger Agreement or the right of Lender to rely thereon.

     2.3. Investment Experience. Lender acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment



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in the Notes. Lender also represents it has not been organized for the purpose of acquiring the Notes.

     2.4. Accredited Investor. Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "ACT"), as presently in effect.

     2.5. Restricted Securities. Lender understands that the Notes are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.

     3. Conditions to Lender's Obligations on the Additional Loan Date.

         Lender shall have no obligation to purchase the Note at the Initial Loan Date or the Additional Loan Date if the Merger Agreement has been terminated in accordance with its terms.

     4. Conditions of Company's Obligations at the Initial Closing and the Additional Loan Date.

     The obligations of Company to Lender under this Agreement are subject to the fulfillment on or before the Closing Date or on or before the Additional Loan Date, as applicable, of each of the following conditions by Lender:

     4.1. Representations and Warranties. The representations and warranties of Lender contained in Section 2 shall be true and correct in all material respects on and as of the Closing Date or the Additional Loan Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date.

     4.2. Payment of Purchase Price. Escrow Agent or Lender, as the case may be, shall have delivered, or caused to be delivered, the Initial Principal Amount, or the Additional Amount, as applicable, required pursuant to this Agreement.

     5. Miscellaneous.

     5.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.



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     5.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York other than the conflicts of law principles thereof.

     5.3. Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     5.5. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.5):

               (a)  if to Company:

                    MessageMedia, Inc.
                    371 Centennial Parkway
                    Louisville, CO 80027
                    Attention:  William Buchholz
                    Telecopier:  (303) 381-3942

                    with a copy to:

                    Cooley Godward LLP
                    380 Interlocken Crescent, Suite 900
                    Broomfield, CO 80021
                    Attention:  Michael L. Platt
                    Telecopier:  (720) 566-4099

               (b)  if to Lender:

                    DoubleClick Inc.
                    450 West 33rd Street
                    New York, NY 1001
                    Attention:  Elizabeth Wang
                    Telecopier:  (212) 287-9704


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                    with a copy to:

                    Brobeck, Phleger & Harrison LLP
                    1633 Broadway, 47th Floor
                    New York, New York  10019
                    Attention:  Scott L. Kaufman
                    Telecopier:  (212) 586-7878

     5.6. Entire Agreement. This Agreement, the Merger Agreement and the Notes and the other documents delivered pursuant hereto and thereto constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     5.7. Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of Company and Lender. Any waiver or amendment effected in accordance with this section shall be binding upon each holder of any Notes purchased under this Agreement at the time outstanding, each future holder of all such Notes, and Company.

     5.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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     IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first above written.

                                    MESSAGEMEDIA, INC.


                                    By:   /s/ A. LAURENCE JONES
                                       -----------------------------------------
                                       Name:  A. Laurence Jones
                                       Title: President and Chief Executive
                                              Officer



                                    DOUBLECLICK INC.


                                    By:   /s/ DAVID ROSENBLATT
                                       -----------------------------------------
                                       Name:  David Rosenblatt
                                       Title: President, Technology Data and
                                              Research












                   [SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

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                                                                       EXHIBIT A
                                                         Form of Promissory Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                               MESSAGEMEDIA, INC.
                            (a Delaware corporation)


Amount: U.S.$__________                                       ____________, 2001


                                 PROMISSORY NOTE


For value received, MessageMedia, Inc., a Delaware corporation ("BORROWER"), promises to pay DoubleClick Inc., a Delaware corporation, or its assigns ("LENDER") the principal sum of ____________ U.S. dollars (U.S.$_____________)
with simple interest on the outstanding principal amount at 12.50% per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full.

     1. Outstanding principal amount and accrued interest on this Promissory Note (this "NOTE") shall be due and payable on the Maturity Date (as defined in the Note Purchase Agreement, dated October 10, 2001, by and between Borrower and Lender (the "NOTE PURCHASE AGREEMENT")); provided, however, that the outstanding principal amount of this Note and accrued interest thereon may be prepaid in whole or in part at any time without penalty. Any prepayment will be applied first to the costs of collection and fees, if any, then to payment of accrued and unpaid interest and the balance to principal.

     2. All payments of interest and principal shall be in lawful money of the United States of America at the principal office of Lender, or at such other place as Lender may from time to time designate in writing to Borrower, not later than 5:00 p.m. New York Time on the Maturity Date. All payments shall be applied first to costs of collection and fees, if any, then to payment of accrued and unpaid interest and the balance to principal.

     3. This Note is issued pursuant to the Note Purchase Agreement and is subject to the provisions thereof.

     4. This Note is not secured by any assets or properties of Borrower.

     5. Borrower agrees that it shall not incur any additional indebtedness that is senior to or pari passu with this Note in right of payment and that it shall not grant any additional liens, pledges, charges, security interests or other encumbrances in Borrower's assets or properties other than indebtedness, liens, pledges, charges, security interests or other encumbrances existing on the date hereof.

     6. Borrower agrees that the proceeds from this Note shall only be used solely to satisfy Borrower's operating requirements that arise in the ordinary course of business consistent with past practice.

     7. This Note may be transferred only in compliance with applicable federal and state securities laws and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer. Thereupon, a new promissory note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

     8. Any amendment hereto or waiver of any provision hereof may be made only with the written consent of Borrower and Lender or its assigns. This Note shall inure to the benefit of and bind the successors, assigns, heirs, executors, and administrators of the parties hereto.

     9. This Note shall become immediately due and payable upon the occurrence of an Event of Default, whereupon this Note and all such interest shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. For purposes hereof, the occurrence of any of the following shall constitute an "Event of Default" under this Note:

         (1) the failure to make any payment of principal or any other amount payable hereunder when due under this Note or the breach of the conditions set forth in paragraphs 5 and 6 above, and the continuation of such failure or breach for three (3) days following written notice of such failure or breach to Borrower from Lender; or

         (2) the filing of a petition by or against Borrower or any of its Subsidiaries (as such term is defined in the Amended and Restated Merger Agreement, dated the date of the Note Purchase Agreement between Borrower and Lender) under any provision of applicable federal or state bankruptcy or similar law; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of Borrower or any of its Subsidiaries; or the insolvency of Borrower or any of its Subsidiaries; or the dissolution of Borrower or any of its Subsidiaries (or any vote in favor thereof by its board of directors) or the making of a general assignment for the benefit of creditors by Borrower or any of its Subsidiaries.

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


     10. This Note is made in accordance with and shall be construed under the laws of the State of New York, other than the conflicts of law principles thereof.

     11. Borrower covenants to Lender that upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction, or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to Borrower, or in the case of any such mutilation upon surrender and cancellation of such Note, Borrower will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     12. Borrower agrees to pay all reasonable costs of collection of any amounts due hereunder arising as a result of any default hereunder, including, without limitation, attorneys' fees and expenses. Borrower hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other formality.

     13. Borrower and all endorsers and guarantors of this Note, if any, hereby waive presentment for payment, demand, protest, notice of protest for non-payment and notice of dishonor of this Note and waive all other demands and notices in connection with the delivery, acceptance and performance of this Note.





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                  IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its corporate name by one or its officers thereunto duly authorized and to be dated as of the day and year first above written.



                                   MESSAGEMEDIA, INC.



                                   By: -----------------------------------------
                                       Name:
                                       Title:






                          [SIGNATURE PAGE TO THE NOTE]